Exhibit 99.1

Canary Submits Site Evidence Package to Health Canada Pursuant to Cannabis License Application

NORFOLK COUNTY, ON, May 14th, 2019 – Target Group Inc. (OTCQB: CBDY) is pleased to announce that its wholly owned subsidiary, Canary Rx Inc. ("Canary" or the “Company”) has submitted a Site Evidence Package to Health Canada pursuant to its Cultivation, Processing and Sales License application under the Cannabis Act.

The Site Evidence Package demonstrates to Health Canada that Canary’s facility is complete, compliant and operationally ready. Submission marks the final step in Canary’s bid to obtain a license to cultivate cannabis at the Company’s Norfolk County production facility. Completion of the Site Evidence Package represents a significant development towards Canary’s ambition to produce small-batch, premium, organic cannabis.

“The Canary team is delighted to have accomplished the final step in our application process”, said Randall McLeod, CEO and President of Canary. “This milestone has been a long time coming, and we’re eager to commence operations”.

Canary’s Site Evidence Package was prepared by Jeff Hannah, Director of Consulting Services at the industry leading firm, 3 Sixty Secure Corp. Jeff Hannah has supported Canary with his expert regulatory security compliance services throughout the licensing application process.

“I’m very impressed by the Canary facility and especially the team of professionals who worked to design and build it. The project was a great collaborative effort. I’m proud of the work that 3 Sixty Secure was able to do on the security aspects of the project and I look forward to continuing to support them”.

About Target Group Inc. (OTCQB: CBDY)

Target Group Inc. (“Target Group” or the “Company”) is a progressive, diversified, and vertically integrated cannabis acquisition company. Target Group is curating an iconic brand portfolio, leveraging product diversification, innovation, and operational expertise to solidify long-term growth and stability. The Company owns and operates Canary Rx Inc, a final-stage Canadian cannabis license applicant, and CannaKorp, makers of the pod-based Wisp™ Vapor technology. Target Group is expanding its global operations to build an international network of manufacturing, distribution, production, and sales operations. www.targetgroupinc.ca

About Canary Rx Inc.

Canary Rx Inc. ("Canary") is in the final stages of obtaining a license to cultivate under the Cannabis Act. Situated in Ontario's Garden, Norfolk County, Canary lies nestled amongst the shores of Lake Erie in a vibrant, agricultural community. Our 44,000 sq. ft. facility is engineered to meet strict quality standards and equipped with the latest environmental control technology. The production space includes eight separate flower rooms, projected to produce 3,600kg cannabis per year. Canary’s talented team will cultivate premium, organic cannabis, while aligning with distinguished, veteran brands to bring the highest quality product to market. www.canaryrx.com

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Rubin Schindermann

Chief Executive Officer

647 927 4644

SOURCE: Target Group Inc.